SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549


                              FORM 8-K

                           CURRENT REPORT

  Pursuant to section 13 or 15 (d) of the Securities Exchange Act



                           April 30, 1999
                           Date of Report
                 (Date of Earliest Event Reported)


                         Americom USA, Inc.
              (Exact Name as Specified in its Charter)


                     Delaware0-02376952-2068322
    (State or other         (Commission             (I.R.S. Employer
    jurisdiction of         File Number)            Identification No.)
    incorporation)


                         1303 Grand Avenue
                Arroyo Grande, California, CA 93420
              (Address of principal executive offices)


                            805/542-6700
                   Registrant's telephone number


                 CHATSWORTH ACQUISITION CORPORATION
                        1504 R Street, N.W.
                       Washington, D.C. 20009
                   Former name and former address



   ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

           Not applicable.

     ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

                    On April 30, 1999 the Company acquired sole title to the technology known as MyLine and InstAccount, pursuant to the Agreement of Purchase and Sale and Exclusive Licensing of Technology with Americom, Ltd.
     dated March 11, 1999.

     The Agreement provides for the Company to pay aggregate consideration of (i) $538,000 in cash over a two year term, (ii) 500,000 shares of common stock of the Company and (iii) re-conveyance of all shares held in Enhanced Service Providers, LLC. In exchange, Americom Ltd. has conveyed all right title and interest to the MyLine and InstAccount technology, including worldwide marketing rights, and assigned all trademarks and contracts relating to MyLine and InstAccount, to the Company. The Company has assumed certain continuing obligations relating to the assigned contracts. Americom Ltd. has also undertaken not to compete with the Company in communications business or solicit existing MyLine customers.

     MyLine is an enhanced, feature rich, remotely programmable personal telecommunications system. InstAccount is a real time communications accounting and management tool.


     ITEMS 3 through 6.

     Not applicable.


     ITEM 7. FINANCIAL STATEMENTS

     No financial statements are filed herewith. The Company has acquired the MyLine and InstAccount technology and related trademarks and contracts free and clear of pre-existing liabilities and tangible assets. Accordingly, no financial statements are available for this acquisition.


     ITEMS 8 and 9.

     Not applicable.


     EXHIBITS

     10.1 Agreement of Purchase and Sale and Exclusive
     Licensing of Technology with Americom Ltd. dated March 11,
     1999.



     SIGNATURES

           Pursuant to the requirements of the Securities
     Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMERICOM USA, INC.



                                         By:   /s/ Robert Cezar
                                            Chief Executive  Officer

                                         Dated: June 12, 1999